EXHIBIT 2.10
------------


                        LASALLE PARTNERS INCORPORATED



March 1, 1999

VIA FACSIMILE

Chris Peacock                             Ken Winterschladen
Mike Smith                                c/o Jones Lang Wootton
Robert Orr                                Grosvenor Place
c/o Jones Lang Wootton                    225 George Street
22 Hanover Square                         Sydney NSW 2000
London WIA 2BN                            Australia
England                                   Fax:  61-2-9232-8120
Fax:  44-171-408-0220

Gerry Kipling
c/o Jones Lang Wootton Ltd.
16th & 17th floors
Dorses House
Taikoo Place
979 King's Road
Quarry Bay
Hong Kong
Fax: 852-2968-1008

Gentlemen:

      Reference is made to that certain Purchase and Sale Agreement (Europe/USA), dated as of October 21, 1998, as amended, by and among LaSalle Partners Incorporated ("LaSalle Partners"), the Jones Lang Wootton entities listed therein and the other parties named therein (the "Europe/USA Purchase Agreement"), that certain Purchase and Sale Agreement (Australasia), dated as of October 21, 1998, as amended, by and among LaSalle Partners, the Jones Lang Wootton entities listed therein and the other parties named therein (the "Australasia Purchase Agreement") and that certain Purchase and Sale Agreement (Asia), dated as of October 21, 1998, as amended, by and among LaSalle Partners, the Jones Lang Wootton entities listed therein and the other parties named therein (the "Asia Purchase Agreement" and together with the Australasia Purchase Agreement and the Europe/USA Purchase Agreement, the "Purchase Agreements"). All capitalized terms used herein shall, unless otherwise defined herein, have the respective meanings set forth in the Purchase Agreements. The parties hereto agree as follows:

      A. Notwithstanding anything to the contrary contained in the Purchase Agreements, the undersigned each agrees that each Purchase Agreement shall be amended as follows:

      1.    The number US$22,476,000 in the first sentence of Clause (e) of
Section 1.4 in the case of the Europe/USA Purchase Agreement and the Asia Purchase Agreement and Clause (f) of Section 1.4 in the case of the Australasia Purchase Agreement shall be deleted in its entirety and the number US$19,226,000 shall be inserted in lieu thereof.




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      2.    The number US$4,736,000 in the first sentence of Clause (i) of
Section 1.4 in the case of the Europe/USA Purchase Agreement and the Asia Purchase Agreement and Clause (e) of Section 1.4 in the case of the Australasia Purchase Agreement shall be deleted in its entirety and the number US$4,236,000 shall be inserted in lieu thereof.

      B. Notwithstanding anything to the contrary contained in the Purchase Agreements, in the event that an individual listed on Schedule 1 attached hereto does not waive their rights to the portion of the unpaid bonuses for the fiscal years ending 1997 and 1998 specified on Schedule 1 hereto on or prior to the Closing Date, the number of ESOT Shares (excluding ESOT Escrow Shares and ESOT Adjustment Shares) issuable pursuant to the Purchase Agreements, shall be reduced by an amount equal to fifty percent of the ESOT Shares (including any ESOT Escrow Shares) proposed to be allocated to such person under the ESOT as specified on Schedule 1 hereto. The remaining ESOT Shares proposed to be allocated to any such person shall be available for allocation in accordance with the terms of the ESOT by the Shareholders' Representatives.

      B. Notwithstanding anything to the contrary contained in the Europe/USA Purchase Agreement, the undersigned each agrees that the Europe/USA Purchase Agreement shall be amended as follows:

      1. The related information applicable to Mr. A.G. Spooner shall be deleted from Schedule A to the Company Disclosure Schedule and inserted in lieu thereof shall be the related information on Exhibit B hereto.

      C. This agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      In accordance with Section 13.5 of each of the Purchase Agreements, please indicate your agreement with the above by signing below and faxing this letter to me at 171-533-7404 with the original via overnight courier.

Very truly yours,

LASALLE PARTNERS INCORPORATED


/s/ WILLIAM E. SULLIVAN
------------------------------
William E. Sullivan,
Executive Vice President and
Chief Financial Officer



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Agreed and accepted as of this 1st day of March, 1999.

SELLERS' REPRESENTATIVES:


/S/ CHRIS PEACOCK
------------------------------
Chris Peacock


/S/ MIKE SMITH
------------------------------
Mike Smith




SHAREHOLDERS' REPRESENTATIVES:


/S/ ROBERT ORR
------------------------------
Robert Orr


/S/ KEN WINTERSCHLADEN
------------------------------
Ken Winterschladen


/S/ GERRY KIPLING
------------------------------
Gerry Kipling